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                                                                       FORM 10-Q

                                                                      EXHIBIT 11


                               HICKOK INCORPORATED
             STATEMENT RE: COMPUTATION OF PER COMMON SHARE EARNINGS


                                                        Three Months Ended
                                                           December 31,
                                                  -----------------------------
                                                     2000               1999
                                                  ----------         ----------

PRIMARY
Average shares outstanding                         1,217,750          1,199,750

Net effect of dilutive
 stock options - based
 on the treasury stock
 method using average
 market price                                           -   **           13,858
                                                  ----------         ----------

       Total Shares                                1,217,750          1,213,608
                                                  ----------         ----------

Net Income (Loss)                                 $ (344,563)        $  226,391
                                                  ==========         ==========

                  Per Share                       $     (.28)        $      .19
                                                  ==========         ==========
FULLY DILUTED
Average shares outstanding                         1,217,750          1,199,750

Net effect of dilutive
 stock options - based
 on the treasury stock
 method using  period-end
 market price, if
 higher than average
 market price                                          -    **          13,858*
                                                  ----------        ----------

                  Total Shares                     1,217,750         1,213,608
                                                  ----------        ----------

Net Income (Loss)                                 $ (344,563)       $  226,391
                                                  ==========        ==========

                  Per Share                       $     (.28)       $      .19
                                                  ==========        ==========


* Period-end market price is less than average market price, use same as primary shares.

** Net effect of stock options was antidilutive for the period.


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